                                                                      EXHIBIT 21

NEWS FROM:                       FOR RELEASE:            FOR FURTHER EDITORIAL INFORMATION
[Logo Walbro Corp]                5/14/99                          Contacts
                                                                    at end

       1227 Centre Road
       Auburn Hills, Michigan 48326

--------------------------------------------------------------------------------

           WALBRO CORPORATION REPORTS REVISED FIRST QUARTER EARNINGS
           ---------------------------------------------------------

AUBURN HILLS, Michigan -- Frank E. Bauchiero, President and Chief Executive Officer, Walbro Corporation, reported revised net income of $1,072,000 or $.12 per share for the first quarter of 1999, versus previously reported net income of $1,721,000 or $.20 per share.

"A routine internal audit of our Mexican small engine carburetor manufacturing facility discovered certain manufacturing costs that were not recorded correctly during the first quarter," Bauchiero said.

Walbro Corporation is a designer and manufacturer of precision fuel systems and products for automotive and small engine markets. Walbro Corporation has subsidiaries and joint ventures throughout the world, including North and South America, Europe and Asia. Walbro common stock is traded on the Nasdaq National Market under the symbol WALB.

                              WALBRO CORPORATION
                              ------------------

                       (In thousands, except share data)

                              Three Months Ended
                                   March 31
                               -----------------
                               1999         1998
                               ----         ----

Net Sales                   $188,706     $169,292

Net Income                     1,072          572

Net Income Per Share             .12          .07

Average Shares
Outstanding                8,688,294    8,682,602

EBITDA*                      $21,060      $19,462


*Earnings before interest and taxes,
 plus depreciation and amortization.

                                     # # #

For further information contact:       Mike Shope (248) 377-1800

                              WALBRO CORPORATION
                                    ($000)

                                    Revised

                                                   3/31/99       12/31/98        3/31/98
                                                   -------       --------        -------

Assets
------
   Cash and Securities                            $ 13,407       $ 19,647       $ 17,090
   Accounts Receivable                             156,328        154,416        160,761
   Inventories                                      59,572         60,871         58,504
   Other Current Assets                             26,275         22,469         26,903
                                                  --------        -------       --------
     Total Current Assets                          255,582        257,403        263,258

   Property, Plant & Equipment, Net                258,712        278,541        270,799
   Goodwill                                         31,419         31,887         32,668
   Other Assets                                     76,642         80,836         62,781
                                                  --------       --------       --------

   Total Assets                                   $622,355       $648,667       $629,506
                                                  ========       ========       ========

Liabilities and Stockholders' Equity
------------------------------------
   Accounts Payable                                121,074        114,133        100,884
   Current Portions of Long-Term
     Debt and Notes Payable                          6,778         14,415         31,578
   Other Current Liabilities                        35,839         31,929         45,181
                                                  --------       --------       --------
     Total Current Liabilities                     163,691        160,477        177,643

   Long-Term Debt                                  312,485        324,289        300,104
   Other Long-Term Liabilities                      16,584         17,345         15,572
                                                  --------       --------       --------
     Total Long-Term Liabilities                   329,069        341,634        315,676

Convertible Trust Preferred Securities              69,000         69,000         69,000

   Stockholders' Equity                             60,595         77,556         67,187
                                                  --------       --------       --------
   Total Liabilities and Stockholders' Equity     $622,355       $648,667       $629,506
                                                  ========       ========       ========

                              WALBRO CORPORATION
                                    ($000)

                                                         1st Quarter
                                                           Revised
                                                     1999            1998
                                                     ----            ----
Sales
-----
  Automotive                                       $ 77,234         $ 75,163
  Automotive/Europe                                  58,637           51,087
  Engine Management                                  41,551           33,322
  Aftermarket                                         9,189            7,751
  Other                                               2,095            1,969
                                                   --------         --------
   Total                                            188,706          169,292

Cost of Sales
-------------
  Automotive                                         63,259           65,066
  Automotive/Europe                                  52,912           44,862
  Engine Management                                  36,610           27,057
  Aftermarket                                         6,564            5,358
  Other                                               1,727            1,715
                                                   --------         --------
   Total                                            161,072          144,058

Gross Margin
------------
  Automotive                                       $ 13,975         $ 10,097
  Automotive/Europe                                   5,725            6,225
  Engine Management                                   4,941            6,265
  Aftermarket                                         2,625            2,393
  Other                                                 368              254
                                                   --------         --------
   Total                                             27,634           25,234

Selling & Administrative                             14,207           12,951
Research & Development                                2,649            4,007
Restructuring Charges                                  (825)             -
                                                   --------         --------

Operating Income                                     11,603            8,276

Net Interest Expense                                  7,518            7,503
Other (Income) Expense                                 (605)          (1,468)
                                                   --------         --------

Income Before Income Taxes & JV's                     4,690            2,241

Provision For Income Taxes                           (1,135)            (752)
Minority Interest                                    (1,577)          (1,391)
Equity in Income (Loss) of JV's                        (906)             474
                                                   --------         --------

Net Income                                         $  1,072         $    572
                                                   ========         ========

EBITDA                                             $ 21,060         $ 19,462
